SCHEDULE 14A
                                  (RULE 14A-101)

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )


 Filed by the Registrant [X]

 Filed by a Party other than the Registrant [   ]

 Check the appropriate box:

 [  ] Preliminary Proxy Statement
      [ ] Confidential, For Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
 [  ] Definitive Proxy Statement
 [X ] Definitive Additional Materials
 [  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               HONEYWELL INC.
                        ----------------------------
              (Name of Registrant as specified in its charter)

                        ----------------------------
    (Name of person(s) filing proxy statement, if other than Registrant)


 Payment of Filing Fee (Check the appropriate box):

 [X ] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
      (4)  Proposed maximum aggregate value of transactions:
      (5)  Total fee paid:

 [  ] Fee paid previously with preliminary materials.

 [  ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:






                     H O N E Y W E L L   H E A D L I N E S

         A news publication e-mailed weekly to all employees worldwide


                    HEADLINES FOR THE WEEK OF August 9, 1999


 Included in this issue:
 * EMPLOYEE SHAREOWNERS ENCOURAGED TO VOTE THEIR SHARES


 EMPLOYEE SHAREOWNERS ENCOURAGED TO VOTE THEIR SHARES

 If you owned Honeywell stock on July 22, you should have received a proxy statement and voting materials for the Sept. 1 Special Shareowners Meeting. Please review the material and cast your vote on the merger between Honeywell and AlliedSignal. The Honeywell Board of Directors recommends that shareowners vote in favor of the merger. The reasons for their recommendation are included in the proxy statement. For your convenience, your proxy card will likely cover all the shares you own through the Honeywell Savings and Stock Ownership Plan (the 401(k)), the Honeywell Employee Stock Purchase Plan or outright. Please follow the instructions on the card to vote your shares as soon as possible. Also, please note that shares you hold under the 401(k) plan must be voted no later than Aug. 27, and may not be voted at the meeting.